                         UNCONDITIONAL GUARANTY OF LEASE
                        AND CREDIT ENHANCEMENT AGREEMENT


         This Unconditional Guaranty of Lease and Credit Enhancement Agreement is entered into as of the 30th day of December, 1999, by the undersigned, ISA INTERNATIONALE, INC., a Delaware corporation, ("Guarantor").

                                    RECITALS

         WHEREAS, Internationale Shopping Alliance, Inc. (doing business as ShoptropolisTV.com), a Minnesota corporation ("Tenant") desires to enter into a certain Lease with Duke-Weeks Realty Limited Partnership, an Indiana limited partnership ("Landlord"), for certain space described therein and more commonly known as Apollo Industrial Center II, 940 Apollo Road, Eagan, Minnesota 55121 (the "Lease"); and

         WHEREAS, Landlord is willing to enter into the Lease only if it receives a credit enhancement and guaranty of obligations thereunder from the undersigned upon the terms and conditions set forth below; and

         WHEREAS, in order to induce Landlord to enter into the Lease, Guarantor is willing and agrees to enter into this Unconditional Guaranty of Lease and Credit Enhancement upon the following terms and conditions; and

         WHEREAS, Guarantor is a shareholder of Tenant and will be benefited by the Lease;

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

         1. Guarantor hereby becomes surety for and unconditionally guarantees
(i) the prompt payment of all rents, additional rents and other sums to be paid by Tenant under the terms of the Lease; and (ii) the performance by Tenant of the covenants, conditions and terms of the Lease (such payment and performance to be referred to collectively as "Obligations"). In the event Tenant defaults in the performance of the Obligations during the term of the Lease, Guarantor hereby promises and agrees to pay to Landlord all rents and any arrearages thereof and any other amounts that may be or become due and to fully satisfy all conditions and covenants of the Lease to be kept and performed by Tenant.

         2. Upon execution of the Lease, Tenant shall provide to Landlord an irrevocable, unconditional letter of credit in accordance with the provisions of
Section 16.12 of the Lease. No later than February 1, 2000, Tenant shall provide to Landlord an additional irrevocable, unconditional letter of credit, also in accordance with the provisions of Section 16.12 of the Lease.

         Landlord shall have the right to draw upon the Letters only upon the occurrence of a default by Tenant under the terms of the Lease or otherwise as specifically provided herein.

         On or before the Commencement Date of the Lease, Guarantor shall provide Landlord with warrants for one hundred thousand (100,000) shares of Guarantor at an exercise price of One Dollar ($1.00) per share so long as the then-current trading price is not less than One Dollar ($1.00) per share. If the then-current share trading price on the Commencement Date is less than $1.00 per share, Guarantor shall provide Landlord with the number of warrants equal to One Hundred Thousand Dollars ($100,000.00) divided by the then-current share trading price.

         Provided that (i) Guarantor remains a publicly traded stock company whose shares are traded on a recognized national exchange or the NASDAQ system, and (ii) Guarantor's stock reaches the price of Four Dollars ($4.00) per share and maintains a price of at least Four Dollars ($4.00) per share for a period of at least two (2) consecutive months, and (iii) the warrants held by Landlord may be executed without restriction and the shares obtained thereby may be immediately sold in the public market without restriction under federal or state laws or otherwise, then Landlord shall release the Letters to the Tenant and shall rely solely on the shares obtained pursuant to its exercise of the stock warrants for the credit enhancement provided hereunder but the guaranty otherwise provided under this agreement shall remain in full force and effect. For the purposes of this Agreement, warrants providing for a cashless exercise shall be acceptable, so long as the conditions set forth in clauses (i) through
(iii) above are satisfied; provided, however, that if the Landlord exercises the warrants in any manner other than a cashless exercise, the Landlord shall be deemed to have made a cashless exercise for purposes of determining if and when the condition set forth in clause (iii) above is satisfied. For the purposes of this Agreement, a cashless exercise shall mean the method by which a warrant-holder may convert warrant(s) (without payment of a cash exercise price) into a number of shares equal to (a) the number of warrants exercised, less (b) a number of shares having an aggregate fair market value equal to the aggregate exercise price for the number of warrants exercised. Landlord shall be entitled to exercise its right to purchase Guarantor's stock at an exercise price of $1.00 per share pursuant to the warrants. Guarantor warrants that it shall not do any act or fail to do any act which would in accordance with any applicable laws, rules, regulations or orders of any government entity including but not limited to the Securities and Exchange commission, result in regulatory restrictions being imposed upon Landlord's ability to exercise the warrants or freely trade the shares acquired thereby which regulatory restrictions cannot be or are not removed or rendered inapplicable to Landlord's ability to exercise the warrants or freely trade the share acquired thereby. In the event Guarantor breaches its warranty hereunder, Landlord shall be entitled to retain the Letters of Credit provided to it by Tenant. Such right shall survive the expiration or earlier termination of the Lease and in no circumstances shall Landlord be required to return such warrants or make any payment to Guarantor from the proceeds of Landlord's transactions with the warrants or the shares acquired thereby.

         3. As conditions of liability pursuant to this Guaranty, Guarantor hereby unconditionally waives (a) any notice of default by Tenant in the payment of rent or any other amount or any other term, covenant or condition of the Lease; (b) any requirement that Landlord exercise or exhaust its rights and remedies against Tenant or against any person, firm or


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

corporation prior to enforcing its rights against Guarantor, and (c) any and all rights of reimbursement, indemnity, subrogation or otherwise which, upon payment under this Guaranty, Guarantor may have against Tenant.

         4. Landlord may, without notice to Guarantor, and Guarantor hereby consents thereto, (a) modify or otherwise change or alter the terms and conditions of the Lease; and (b) waive any of its rights under the Lease or forbear to take steps to enforce the payment of rent or any other term or condition of the Lease against Tenant.

         5. Guarantor hereby agrees, upon the requests of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if this be the fact, that this Guaranty of the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets thereto; certifying that the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets to such Lease (or if modified, that the Lease is in full force and effect as modified and that this Guaranty extends to and fully covers such Lease, as modified); and certifying the dates to which Minimum Annual Rent, Annual Rental Adjustment, if any, and any other additional rentals have been paid.

         6. In the event Tenant fails during the term of this Lease to pay any rent, additional rent or other payments when due or fails to comply with any other term, covenant or condition of the Lease Landlord shall be entitled to exercise its rights under Section 1 of this guaranty or to draw upon the Letters or exercise its rights pursuant to the warrants as provided in Section 2 hereof, as if such payments covenant constituted the direct and primary obligations of Guarantor, and such obligations of Guarantor shall be due with attorneys' fees and all costs of litigation and without relief from valuation or appraisement laws.

         7. The rights and obligations created by this Guaranty shall inure to the benefit of and be binding upon the successors, assigns and legal representatives of Guarantor and Landlord.

         8. Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord's application thereof.


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

         IN WITNESS WHEREOF, Guarantor has executed this Unconditional Guaranty of Lease as of the date set forth above.


                                                    "GUARANTOR"

                                                    ISA INTERNATIONAL, INC.,a
                                                    Delaware corporation

                                                    By:_______________________

                                                    Printed: Gerald J. Durand

                                                    Title: President

                                                    Address:


                                                    Federal Identification
                                                    No.: 41-1925647


STATE OF MINNESOTA                  )
                                    ) SS.
COUNTY OF DAKOTA                    )

         Before me, a Notary Public in and for said County and State, personally appeared Gerald J. Durand, by me known and by me known to be the President of ISA Internationale, Inc., a Delaware corporation, who acknowledged the execution of the above and foregoing "Unconditional Guaranty of Lease" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this 30th day of December, 1999.

---------------------------
Notary Public

---------------------------
(Printed)

My Count of Residence_________________
My Commission Expires_________________


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